UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to SECTION 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

Interactive Data Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Interactive Data Corporation, a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 8.01	Other Events

(a) On December 13, 2012, the Company’s indirect parent, Igloo Holdings Corporation, issued a press release announcing that it intends to offer $350 million in aggregate principal amount of senior PIK toggle notes due 2017 (the “Notes”) in a private placement, subject to market and other conditions. The Notes will be obligations of Igloo Holdings Corporation, not of Igloo Intermediate Corporation, the Company, or any of the Company’s subsidiaries. Igloo Holdings Corporation is not an obligor under the indenture governing the Company’s 10.25% senior notes due 2018 or under the Company’s senior secured credit facilities. Igloo Holdings Corporation intends to use the net proceeds from any such placement, as well as cash on hand of the Company, to pay a dividend to its shareholders and a distribution to its optionholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes to be offered have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

(b) The Company is furnishing the following information regarding its business:

Our Strengths

We believe that we have a number of strengths that will help us execute our business strategy, including:

Market Leader in Attractive, Growing End-Markets

We are a leader in many attractive, growing end-markets within the approximately $25 billion financial information services market, which has grown annually at 6% on average over the past five years. In particular, we believe we are the market leader in fixed income price valuation services, a key segment within the price discovery and valuation services sector that industry research firm Celent estimated will grow 4% annually in the U.S. from $1.4 billion in 2009 to $1.7 billion in 2013.

We anticipate that growth in this sector and the other end-markets we serve will be driven by a number of global trends including the following:

•	increasing U.S and global regulation within financial services;

•	greater use of fair value accounting standards globally;

•	greater emphasis on risk management within financial services;

•	increased focus by financial services firms to contain costs and increase operational efficiency;

•	growth in global assets under management;

•	continued innovation in electronic trading related to increasing global use of automated high-speed, algorithmic trading;

•	consolidation within and across the financial services industry, which providers opportunities to gain larger customers who may seek to spend more with us across their consolidated operations;

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confluence of dynamics within the wealth management sector, including a myriad of demographic, geopolitical and sector-specific changes within wealth management that are influencing how financial services companies manage their global wealth management capabilities; and

•	recent and anticipated innovation in structuring financial instruments.

Established, Differentiated Competitive Position Providing Mission-Critical Services

We provide time-sensitive, high-quality financial market data services including information regarding securities, commodities and derivative instruments, as well as access to sophisticated decision-support tools to financial institutions, as well as software and service providers. Our listed markets pricing, evaluations, reference data and real-time feeds are mission-critical components of customers’ workflows, enabling key elements of the trade lifecycle. Because these products have a central role in customer operations, we have a strong focus on product quality, service and reliable delivery, and we have been recognized by customers, industry experts and industry publications as a leader in product quality and capability.

Additionally, various industry publications have cited the quality of our service offerings, including the following recent awards:

•	Best Evaluated Prices Service Provider—2009-2011 (Inside Market Data & Inside Reference Data Awards)

•	Best Reference Data Provider—2010 & 2011 (Inside Market Data & Inside Reference Data Awards)

•	Best Corporate Action & Reference Data Provider—2012 (Systems in the City Awards)

•	Best Data Feed Provider for Low-Latency, Consolidated Data Feeds—2010 & 2011 (Systems in the City Awards)

•	Best Information Display—2011 (Systems in the City Awards)

•	Interactive Data 7ticks ranked No. 8 among top providers of managed services—2011 (MSP Mentor 100)

•	Interactive Data 7ticks—Best Innovation by an IT or Software Firm in Risk Management—2010 (Futures and Options World)

•	Best Real-Time Data Feed, Member’s Choice Award (eSignal)—2005-2009, 2011 (Trade2Win)

We also believe that another significant competitive differentiator is the breadth and depth of our coverage, which includes approximately 2.8 million fixed income securities, international equities and other hard-to-value financial instruments. Our coverage primarily encompasses corporate and government bonds, municipal bonds, structured products and derivatives. Our reference data and real-time coverage is also extensive, with more than ten million global financial instruments and over 450 global exchanges and data sources. Furthermore, we believe that our responsive customer service and support is fundamental to maintaining and extending our leadership position.

High Customer Retention Due to Established Customer Relationships

The average tenure of our top 10 customers is approximately 20 years. Within our Pricing and Reference Data segment, our annualized quarterly revenue retention rates have averaged approximately 94% since 2007, and 93% for the nine months ended September 30, 2012. Our top 10 customers include many of the world’s largest banks, asset managers, and financial technology and information providers. Nine of our top 10 customers have been in our top 10 since at least 2007 (the newest addition to our top 10 is due to the acquisition of a major business line from another long-term customer who still remains in our top 10). Excluding the two top 10 customers involved in the major business line acquisition, each of our top 10 customers has increased their spending with us since 2007 with five of them increasing their spend by at least 30% during that time. This stability is reinforced by our revenue model, which is typically contracted, highly recurring in nature and generally tied to supporting our customers’ specific departments, functions or applications rather than individual users or terminals. Additionally, with our larger customers, we typically maintain separate contracts with multiple areas within their organizations.

We believe that our high customer and revenue retention reflects the important nature of our end-of-day listed markets and evaluated pricing, complementary reference data content and real-time feeds within our customers’ systems and processes. Our listed markets pricing and fixed income evaluations are key inputs for calculating the daily NAV for much of the mutual fund industry, including most fixed income mutual funds. This content, along with our other complementary reference data, also facilitates risk management and post-trade compliance processes at securities firms and banks. Our trading solutions data is used by wealth managers, brokerage firms, mutual and hedge fund companies, proprietary trading companies and active traders to support trading, wealth management and other investment applications. Consequently, we believe that our track record for timely, reliable delivery of our offerings is an important element to supporting our customers’ mission-critical workflows.

Diverse, Global Customer Base with Limited Customer Concentration

Our customer base is both diverse and global in scope. Our customer base includes many of the world’s largest financial institutions, including 49 of the top 50 U.S. banks, all of the top 50 global asset managers, all of the top 50 U.S. mutual funds, all of the top global custodians and 37 of the top 50 global hedge funds. In addition, through our VAR relationships, we maintained interfaces to over 500 software applications, technology solutions, outsourcing-related products and web portals. Furthermore, no single customer represents more than 10% of our 2011 revenue. Our top 3 customers accounted for approximately 13% of our revenue in 2010, 2011 and the first nine months of 2012.

Stable and Highly Recurring Revenue Model

We have produced a track record of strong, substantially uninterrupted revenue growth through an array of economic environments, including the 2001 and 2008 recessions. We believe our organic revenue growth (9.2%, 2.8%, 2.5%, and 6.9% for 2008, 2009, 2010 and 2011, respectively) during and following the most recent financial crisis, which significantly impacted the spending activities of financial institutions, demonstrates the inherent resiliency of our business. We believe that this resiliency is a byproduct of a stable and highly recurring revenue model, the mission-critical nature of our offering, our relative independence from the seat-based revenue model employed by some financial market data providers, our high-value and high-quality offerings, and our long-standing customer relationships.

Low Capital Intensity, High Cash Conversion

Historically, capital expenditures have been 5.6%, 5.8% and 7.0% of our revenue in the years ended December 31, 2010 and 2011 and nine-months ended September 30, 2012, respectively. Capital expenditures have been 13.9%, 14.0% and 16.9% of our Covenant EBITDA in the years ended December 31, 2010 and 2011 and nine-months ended September 30, 2012, respectively. We believe that our working capital needs are limited, with most customers billed monthly. We generated high cash flow conversion rates, which we define as EBITDA less capital expenditures divided by EBITDA, at or above 80% since 2009. We do not expect to pay U.S. federal cash taxes in 2012 or 2013.

Experienced Management Team and Sponsors

Our management team has tremendous domain expertise, each of whom brings at least a decade of experience in the industry. A number of senior executives and technical staff have joined our team over the past three years, further complementing the existing talent base. Furthermore, both Silver Lake Group, L.L.C. (“Silver Lake”) and Warburg Pincus LLC (“Warburg Pincus” and, together with Silver Lake, the “Sponsors”) have invested in numerous technology and financial technology companies, including Ameritrade (NASDAQ: AMTD), Datek, Fidelity National Information Services (NYSE: FIS), Instinet, Institutional Shareholder Services, Island, IPC, Nasdaq (NASDAQ: NDAQ), Nuance (NASDAQ: NUAN), SunGard Data Systems and Wall Street Systems.

Business Strategy

We are focused on expanding our position as a trusted leader in the financial information services market, and the following key priorities underpin our business strategy

Enhance Breadth and Scope of Product Offering to Cater to Customers’ Needs. A key element of our strategy involves working closely with our largest direct institutional customers and redistributors to better understand and address their current and future financial market data needs. By better understanding customer needs, we believe we can develop enhancements to existing services and introduce new services. We plan to develop new and enhanced services, tools and solutions that further strengthen and expand existing customer relationships, and attract new customers and strategic partners worldwide. As part of our efforts to build strong customer relationships, we continue to invest significant resources to provide high-quality, responsive customer support and service. We believe that our combination of strong account management and responsive customer support has contributed to our high customer retention rates as well as enhanced our ability to attract new customers.

The following are examples recent initiatives undertaken to enhance the breadth and scope of our offerings, accelerate the development of innovative, new products and services, expand market coverage and enhance the delivery of our flexibility:

•	Introduced new transparency tools and resources, such as our VantageSM web application which complements our evaluated pricing services and further fortifies our value proposition.

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Launched ApexSM, an innovative suite of reference data services that includes a broader range of delivery options and is aimed at helping firms more easily and rapidly integrate our reference data across their organizations, while also increasing efficiency and reducing operational costs.

•	Expanded our asset coverage to include credit default swaps and leveraged loans.

•	Introduced new version of our Fair Value Information Service for international fixed income securities.

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Introduced new service in Europe to address compliance with the European Union’s Solvency II Directive, further enhanced our global corporate actions service and advanced programs to support the ongoing development of new global standards for entity identification.

•	Added local evaluators in Germany and Hong Kong.

•	Introduced new version of BondEdge designed to address the needs of U.S. wealth management professionals and investment advisors.

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Introduced new content, features and functionality into hosted web applications and workstation platforms, highlighted by a new version of our FutureSource workstation that features improved access to trade execution, as well as a new suite of web-based ETF tools.

•	Continued to expand the global network footprint, market coverage and customer base for our trading infrastructure services.

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Investing in developing Consolidated Feed service (formerly known as PlusFeed) by expanding its market sources, strengthening overall client support, developing new services and adding or enhancing key features that will make it easier and faster for clients to migrate from their incumbent real-time provider and deploy our service.

Improve Cost Structure and Drive Efficiencies. We continue to implement programs that can further improve our technical infrastructure, optimize our cost structure, increase our operational efficiency, and facilitate future revenue growth. Specifically, we have been focused on:

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Technology & Operations: We are reengineering our product technology and replacing legacy product systems with a new unified technical architecture. As we make progress on this initiative, we also are leveraging initiatives to contain data acquisition and communications costs.

•	Procurement & Vendor Sourcing: We have focused on driving greater efficiencies and lower costs in the areas of respect communication costs, benefit plans, consulting and travel.

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Organizational Optimization: We have focused on realigning staffing in various functional areas including technology, operations, sales, and corporate as well as maximizing facilities-related activities.

•	Public Company Costs: We have made progress rationalizing certain expenses associated with supporting our former status as a company with publicly traded equity.

Create a Unified Technology Platform. We continue to maintain a broad range of delivery platforms and legacy technology infrastructures as a result of supporting long-standing client relationships and completing numerous acquisitions over the years. Following our acquisition in 2010 by affiliates of the Sponsors, we have made substantial progress toward developing and deploying a unified technical architecture that will enable us to consolidate our delivery platforms and legacy technology infrastructures, and facilitate cost-effective collection, aggregation and distribution of the content that supports our core real-time, intraday and end-of-day evaluations and listed markets pricing and various other reference data services. For example, Vantage leverages content made available across our new technical infrastructure as do our new Apex reference data services.

Expand our Business Internationally. The market for financial information services is global and many of our largest clients operate in multiple geographic regions. We aspire to increase the percentage of revenue generated outside of North America by extending our industry-leading capabilities across a wider range of multi-national and international clients and geographic regions. In order to achieve this, we have continued to direct additional resources in growth-oriented international markets including recruiting local leadership for certain international markets, advancing the local market relevancy and capabilities of our offerings and continuing to pursue third-party relationships, acquisitions and strategic alliances internationally.

Pursue Opportunistic Strategic Acquisitions. In the past, strategic acquisitions have complemented our internal investment activities, and we may elect to pursue certain strategic acquisitions in the future in order to achieve key business objectives.

Risks Related to our Business

The impact of cost-cutting pressures across the industry we serve could lower demand for our services.

We are seeing customers maintain their focus on controlling or reducing spending as a result of the continued financial challenges and market uncertainty many of them continue to face. For example, in 2011, many large financial institutions initiated reductions in their workforce and took other measures to control or contain operational spending. Customers within the financial services industry that strive to reduce their operating costs may seek to further reduce their spending on financial market data and related services. If a large number of smaller customers or a critical number of larger customers reduce their spending with us, our results of operations could be materially and adversely affected.

Alternatively, customers may use other strategies to reduce their overall spending on financial market data services, by consolidating their spending with fewer vendors, by selecting other vendors with lower-cost offerings or by self-sourcing their need for financial market data. If customers elect to consolidate their spending on financial market data services with other vendors and not us, if we lose business to lower priced competitors, or if customers elect to self-source their financial market data needs, our results of operations could be materially and adversely affected.

Consolidation of financial services within and across industries, or the failure of financial services firms, could lower demand for our services.

The recent financial crisis and continued market uncertainty have resulted in consolidation among some participants in the financial markets and the collapse of others. We continue to see ongoing consolidations between participants in the financial markets, and there may be additional consolidations or failures in the future. As consolidation occurs and synergies are achieved, there may be fewer potential customers for our services. When two companies that separately subscribe to or use our services combine, they may terminate or reduce duplicative subscriptions for our services, or if they are billed on a usage basis, usage may decline due to synergies created by the business combination. We experienced cancellations and/or service downgrades in prior years as a result of this trend and these consolidations and cancellations may continue. A large number of cancellations, or lower utilization on an absolute dollar basis resulting from consolidations, could have a material adverse effect on our revenue. In addition, if a customer who accounts for a material percentage of our revenue or profit ceases operations as a result of bankruptcy such event could have a material adverse effect on our results of operations.

Declining activity levels in the securities markets, weak or declining financial performance of financial market participants or the failure of market participants, could lower demand for our services.

Our business is dependent upon the health of the global financial markets as well as the financial health of the participants in those markets. For example, the recent financial crisis has adversely affected many financial institutions and has led to an increased focus on cost containment or reduction, including market data and related services costs. These factors have contributed to lower activity levels, including lower trading volumes and a substantial reduction in the number of issuances of new securities in certain asset classes. It also led to the collapse of some market participants. Some of the demand for financial market data and related services is dependent upon activity levels in the securities markets and the financial health of financial institutions and other market participants while other demand is static and is not dependent on such factors. Downturns in global financial markets that result in prolonged, significant declines in activity levels in the securities markets or that have an adverse impact on the financial condition of market participants could have a material adverse effect on our revenue. For example, the recent financial crisis and declining activity levels in the securities markets adversely impacted subscriber retention and acquisition within our Trading Solutions segment. In addition, weaker financial markets can lead firms to alter their investment strategies, which can impact usage levels by institutional clients. Because many customers subscribe to our offerings over a multi-year period or annually, our performance can lag the cyclical nature of the financial markets by 12 to 24 months.

We face intense competition.

We operate in highly competitive markets in which we compete with other vendors of financial market data, analytics and related services. We expect competition to continue to be intense. Some of our competitors and potential competitors have significantly greater financial, technical and marketing resources than we have. These competitors may be able to expand their offerings and data content more effectively, use their financial resources to sustain aggressive pricing or respond more rapidly than us to new or emerging technologies, changes in the industry or changes in customer needs. They may also be in a position to devote greater resources to the development, promotion and distribution of their services. Increased competition in the future or our inability to compete effectively could adversely affect our market share or profit margins and could have a material adverse effect on our financial condition or results of operations.

A prolonged outage at one of our data centers or a disruption of our computer operations or those of our suppliers, or our failure to timely deliver high-quality services due to other reasons, could result in the loss of customers.

Our customers rely on us for the delivery of time-sensitive, up-to-date and high-quality financial market data analytics and related solutions. Our business is dependent on our ability to rapidly and efficiently process substantial volumes of data and calculations on our computer-based networks and systems. Our computer operations and those of our suppliers and customers are vulnerable to interruption by fire, natural disaster, power loss, telecommunications failure, terrorist attacks, acts of war, Internet failures, computer viruses, cyber attacks, and other events beyond our reasonable control. The occurrence of any of these events could significantly disrupt our operations or result in a significant interruption in the delivery of our services which could harm our reputation and induce our customers to seek alternative service suppliers as well as impact our ability to compete for new business. In addition, timely, reliable delivery of our services is subject to an array of technical production processes that enable our delivery platforms to leverage an extensive range of content databases. Further, significant portions of the data we deliver to customers we obtain from stock exchanges and other third-party sources and we are reliant on these sources delivering high-quality data. If any of the data we distribute is not of sufficient quality, if any of our production processes are compromised, or if any of our delivery platforms are impaired, the delivery of our data may fail to meet the time requirements of our customers or the quality standards set by our customers, either of which could adversely affect our ability to compete for new customers or induce existing customers to seek alternative service suppliers. Loss of a large number of smaller customers or a critical number of larger customers as a result of any such events could have a material adverse effect on our results of operations.

If we are unable to maintain relationships with key suppliers and providers of market data, we would not be able to provide our services to our customers.

We depend on key suppliers for the data we provide to our customers. Some of this data is exclusive to particular suppliers, such as national stock exchanges, such as the New York Stock Exchange, Tokyo Stock Exchange or the London Stock Exchange, and in some cases cannot be obtained from other suppliers. In other cases, although the data may be available from secondary sources, the secondary source may not be as adequate or reliable as the primary or preferred source, or we may not be able to obtain replacement data from an alternative supplier without undue cost and expense, if at all. The disruption or termination of one or more of our major data supplier relationships could disrupt our operations and could have a material adverse effect on our results of operations. In addition, our third-party data suppliers perform audits on us from time to time in the ordinary course of business (including audits currently underway) to determine if data we license for redistribution has been properly accounted for in accordance with the terms of the applicable license agreement. As a result of these audits, if we incorrectly accounted for amounts owed in connection with these licensing arrangements, we may incur additional expenses and such additional expense could be material and have a material adverse effect on our results of operations and financial condition.

If we are unable to maintain relationships with service bureaus and custodian banks, our revenue will decrease.

Part of our strategy is to serve as a major data supplier to service bureaus and custodian banks and thereby to benefit from the trend of major financial institutions in North America outsourcing their back office operations to such entities. While we believe the importance of back office operations will continue to increase, if this trend shifts or any of our relationships with service bureaus or custodian banks are disrupted or terminated, any such event could have a material adverse effect on our results of operations.

New offerings by competitors or new technologies or other industry changes could cause our services to become less competitive or obsolete or we may not be able to develop new or enhanced service offerings.

We operate in an industry that is characterized by rapid and significant technological change, frequent new service introductions (including in response to technological changes), data content and coverage enhancements, and evolving industry standards and customer needs. Without the timely introduction of new services, or the expansion or enhancement of our data content and coverage, our services could become obsolete or inadequate over time, in which case our revenue and results of operations would suffer. We expect our competitors to continue to improve the performance of their current services, to enhance data content and coverage and to introduce new services and technologies. These competitors may adapt to new technologies, changes in the industry and changes in customers’ requirements more quickly than we can. If we fail to adequately and accurately anticipate industry trends and customers’ needs, we will be unable to introduce new services into the market and our existing services may become obsolete. Further, we may be unsuccessful at developing and introducing new services (including in response to technological changes), that are appealing to customers, with acceptable prices and terms, or any such new services may not be made available in a timely manner. Any of these events could adversely impact our ability to compete effectively and could have a material adverse effect on our results of operations. Related to this, a key part of our strategy is expanding into new markets around the world, as well as continuing to grow our existing international businesses. In order to do so, we must develop new region specific services, or add to our existing services so that they meet the needs of customers in specific geographic locations. Any new services or data content that we may develop and introduce may not achieve market acceptance. Lack of market acceptance of our services could have a material adverse effect on our results of operations.

New legislation or changes in governmental or quasi-governmental rules, regulations, directives or standards may reduce demand for our services, prevent us from offering certain services or increase our expenses.

Our customers must comply with governmental and quasi-governmental rules, regulations, directives and standards. We develop, configure and market services to assist customers in meeting these requirements. New legislation, or a significant change in rules, regulations, directives or standards, including some of those introduced to mitigate systemic risk in major financial markets, as well as ones that may in the future be introduced, could cause our services to become obsolete, reduce demand for our services or increase our expenses in order to continue providing services to customers, any of which event could have a material adverse impact on our results of operations. Furthermore, we may become subject to new legislation or rules with regard to the services we offer which could cause us to be prohibited from providing certain services or make provision of affected services more expensive, either of which event could have a material adverse effect on our results of operations. An example of recent change in regulation that has the potential to impact our business in this regard is recently enacted enhanced privacy laws.

Our plans to develop and introduce a new unified technology platform may not be completed in a timely manner if at all and if it is completed it may not meet our expectations.

Our business strategy includes advancement of programs designed to further improve our technical infrastructure, increase our operational efficiency and optimize our cost structure. More specifically, we are investing to reengineer our product technology and replace legacy product systems with a new unified technical architecture that will facilitate the collection, use and distribution of the content that supports our real-time, intraday and end-of-day pricing and reference data services. The development and launch of a unified technology platform is a substantial and complex undertaking. We have begun to develop this infrastructure and upon completion we expect to implement this infrastructure across our Company. We believe completion of development and implementation of this infrastructure can be achieved without compromising product quality, sales effectiveness or customer service. However, notwithstanding our best efforts, we may not be able to complete development and implement this infrastructure successfully, we may encounter unexpected challenges, and we may not fully realize the projected benefits of this project or the costs to complete may exceed our expectations. If we are unable to realize the anticipated operational benefits, including cost reductions, our results of operation may be adversely affected. Moreover, our implementation of the new infrastructure may disrupt our operations and could have an adverse effect on our results of operations. While we expect this project to result in significant cost savings throughout our organization, our estimated savings are based on several assumptions that may prove to be inaccurate, and as a result we may not realize these cost savings.

We are subject to regulatory oversight and we provide services to financial institutions that are subject to significant regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation.

The securities laws and other regulations (including privacy laws and anti-bribery laws) that govern certain of our activities and the activities of our customers are complex. Compliance with these regulations may be reviewed by federal agencies, including the SEC, state authorities and other governmental entities both in the United States and foreign countries. To the extent any of our customers become the subject of a regulatory investigation or a civil lawsuit relating to actual or alleged violations of one or more of their regulatory obligations, we could also become subject to intense scrutiny. This intense scrutiny could involve an examination by regulators of whether the services we provided to the customer during the time period of the alleged violation were related to or contributed to the commission of the alleged or actual violation or result in a claim or civil lawsuit filed against us by the customer or the customer’s customers seeking damages. Any investigation by a regulatory agency of one of our customers or us, whether or not founded, or a claim or civil lawsuit filed against us could cause us to incur substantial costs and would distract our management from our business. In addition, the negative publicity associated with any public investigation could adversely affect our ability to attract and/or retain customers and could have a material adverse effect on our results of operations.

Certain of our subsidiaries are subject to complex regulations and licensing requirements.

Our Interactive Data Pricing and Reference Data subsidiary is a registered investment adviser with the SEC and is subject to significant regulatory obligations under the Investment Advisers Act of 1940. The securities laws and other regulations that govern Pricing and Reference Data’s activities as a registered investment adviser are complex. If we were to lose our investment adviser status, this could impact on our ability to compete or do business and could have a material adverse impact on our results of operations. Our Interactive Data (Australia) Pty Ltd. subsidiary is licensed by the Australian Securities and Investment Commission, or ASIC, to provide certain financial services in Australia under the Corporations Act 2001. Our U.K. Desktop Solutions business, which was formerly known as eSignal, is registered with the United Kingdom Financial Services Authority, or FSA. The financial services laws and other regulations that govern our regulated activities are complex. If we were to fail to maintain our regulatory licenses or registrations with these government agencies, the affected subsidiary might no longer be able to operate those portions of our business that require the license to be held or registration to be maintained, or such event could adversely affect our ability to attract and/ or retain customers and could have a material adverse effect on our results of operations. In addition, in order to offer new financial services we could be required to extend our licenses or regulatory authorizations, which is at the discretion of the government agencies and we may not be able to secure the required extension. If this resulted in us not being able to provide one or more of our services, or resulted in us not being able to compete as effectively, depending on the services affected, this could have a material adverse effect on our results of operations.

We are subject to the risks of doing business internationally.

For the year ended December 31, 2011 and the nine months ended September 30, 2012, approximately 31% of our revenue was generated outside of the United States. Our growth strategy includes seeking to increase this percentage. Because we sell our services outside the United States, our business is subject to risks associated with doing business internationally. Accordingly, a variety of factors could have a material adverse effect on our results of operation including, without limitation:

•	fluctuations in foreign currency exchange rates;

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failure to comply with internal controls and procedures established to ensure compliance with anti-bribery laws such as the Foreign Corrupt Practices Act of 1977 (“FCPA”) and similar anti-bribery laws in other jurisdictions;

•	difficulty in establishing, staffing and managing non-U.S. operations including differing jurisdictional labor regulations;

•	changes in political conditions or economic instability including inflation or interest rate fluctuations;

•	changes in local laws and regulatory requirements;

•	difficulty of effective enforcement of contractual provisions in some local jurisdictions;

•	the inadequate intellectual property protection laws in some local jurisdictions;

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trade-protection measures, trade sanctions, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges; and

•	changes in or interpretations of local tax law or policy.

We are involved in intellectual property disputes from time to time and we may be involved in additional such disputes in the future. These disputes divert management’s attention, cause us to incur costs, which in some cases can be significant, and could under certain circumstances prevent us from providing, or increase our costs to provide, certain services.

Third parties assert intellectual property infringement claims against us from time to time. While we believe that our services do not infringe in any material respect upon proprietary rights of other parties and that meritorious defenses would be available with respect to any assertions to the contrary (or would be available with respect to any future assertions to the contrary), our services may be found to infringe on the proprietary rights of others. Any claims that our services infringe third parties’ rights, regardless of their merit or final resolution, are costly and would divert the efforts and attention of our management and technical personnel from our day-to-day operations and the advancement of our strategic objectives. Intellectual property disputes involve complex technical issues and the inherent uncertainties in intellectual property litigation. If any such proceedings against us result in an adverse outcome, we could be required, among other things, to pay substantial damages, which could have a material adverse effect on our results of operation.

We may fail to adequately protect customer data.

Some of our offerings involve the storage and transmission of proprietary information and sensitive or confidential customer data, including limited customer portfolio information. Misappropriation of customer data by an employee or an external third party, via cyber attack or other methods, could occur and may result in claims against us and liability for customer losses resulting from such misappropriation. Any such occurrence could result in the loss of existing or potential customers, damage to our brand and reputation, impact our ability to compete and could have a material adverse effect on our results of operation.

We may face liability for content contained in our services.

We may be subject to claims for defamation, libel, copyright or trademark infringement, fraud or negligence, or based on other theories of liability, in each case relating to the data, articles, commentary, ratings, information or other content we distribute in our services. We could also be subject to claims based upon the content that is accessible from our corporate website or those websites that we own and operate through links to other websites. Costs to defend or liability arising as a result of such claims could have a material adverse effect on our results of operation.

Our cost-saving plans may not be effective which may adversely affect our financial results.

Our business strategy and priorities involve improving our cost structure and driving efficiencies. While we have begun to implement and will continue to implement programs related to this strategy, we may not be able to do so successfully and we may not fully realize the projected benefits of these or any other cost-saving plans that we may seek to implement in the future. If we are unable to realize these anticipated cost reductions, our results of operation may be adversely affected. Moreover, our continued implementation of cost-saving plans and facilities integration may disrupt our operations and adversely impact our operating performance. While we expect our cost-saving initiatives to result in significant cost savings throughout our organization, our estimated savings are based on several assumptions that may prove to be inaccurate, and as a result we may not realize these cost savings. The failure to achieve our estimated cost savings would negatively affect our financial condition and results of operations.

Our success is dependent in part upon our ability to attract and retain a qualified management team and other key personnel.

We depend on our ability to attract and retain a qualified management team and other key personnel to operate and expand our business, and we may not be able to retain the services of our key personnel. In the event of any departures, our ability to replace key personnel may be difficult and may take an extended period of time because of the limited number of key personnel in the financial market data industry with the breadth of skills and experience required to operate and expand a business such as ours successfully or perform the key business functions we require. Competition to hire from this limited pool of human resources is intense, and we may not be able to hire or retain such personnel. We have entered into agreements with some members of our management team and other key personnel regarding their employment with us. While these employment agreements may mitigate some of the risks we face in retaining key personnel, we still face risk in this area. If we are unable to retain, attract and hire key personnel, such failure could have a material adverse effect on our operations and our results of operations.

Our continued growth depends, in part, on our ability to successfully identify and complete acquisitions and enter into strategic business alliances.

Our business strategy includes growth through acquisition of assets and businesses that complement or augment our existing services and through the creation of strategic business alliances. We intend to continue to address the need to develop new services, enhance existing services and expand into complementary service areas through acquisitions of other companies, service offerings, technologies and personnel, however, acquisitions may not be available to us on favorable terms, if at all. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and, in some instances, the need for regulatory, including antitrust, approvals. We may not be able to identify and successfully complete acquisition or strategic business alliance transactions. Any acquisition we may complete may be made at a substantial premium over the fair value of the net assets of the acquired business.

Our stockholders control us and our stockholders may have conflicts of interest with us or holders of our debt in the future.

The Sponsors, and a co-investment vehicle controlled by the Sponsors, own approximately 97% of our capital stock. In addition, pursuant to a stockholders agreement by and among us, certain of our subsidiaries, the

Sponsors, and the co-investment vehicle controlled by the Sponsors, the Sponsors have the right to designate a majority of the members of our board of directors. As a result, the Sponsors have control over our decisions to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of the board of directors or stockholders of us, regardless of whether such transaction may be in the best interests of the holders of our indebtedness, including the notes offered hereby. For example, the Sponsors could cause us to (1) make acquisitions that increase the amount of indebtedness that is secured by our assets or (2) sell some of our assets. These or other actions implemented by the Sponsors could impair our ability to make payments under our senior secured credit facilities, our senior notes or the notes offered hereby. Additionally, the Sponsors are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities of businesses in our market space and, as a result, those acquisition opportunities may not be available to us. So long as investment funds affiliated with, and the co-investment vehicle controlled by, the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions.

Examination and audits by tax authorities, including the Internal Revenue Service, could result in additional tax payments.

Our tax returns are subject to examination by various tax authorities, including the U.S. Internal Revenue Service (“IRS”) which may result in adjustments. We provide reserves for potential payments of tax to various tax authorities related to uncertain tax positions. It is our intention to vigorously defend our prior tax returns. However, the calculation of our tax liabilities involves the application of complex tax regulations to our global operations in many jurisdictions. Therefore, any dispute with any tax authority may result in a payment that is materially different from our current estimate of the tax liabilities associated with our returns from these periods. If our estimate of tax liabilities proves to be less than the amount for which we are ultimately liable, we would incur additional charges to expense and such charges could have a material adverse effect on our results of operations and financial condition.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following document is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated December 13, 2012, of Interactive Data Corporation entitled “Igloo Holdings Corporation Announces Offering of $350 million of Senior PIK Toggle Notes.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This current report and the press release incorporated by reference herein contain forward-looking statements within the meaning of within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements reflect the current views of the Company with respect to future events and are based on assumptions and are subject to risks and uncertainties. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the section of this Form 8-K entitled “Risks Related to our Business,” as well as the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2012	INTERACTIVE DATA CORPORATION

/s/ VINCENT A. CHIPPARI
Vincent A. Chippari
Senior Vice President and Chief Financial Officer

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